CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” and “Fund Service Providers” in the Prospectus and “Third Party Service Providers,” “Other Service Providers” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference and use of our reports dated (i) December 23, 2009 on the financial statements and financial highlights of American Beacon Balanced Fund, American Beacon Emerging Markets Fund, American Beacon Enhanced Income Fund, American Beacon High Yield Bond Fund, American Beacon Intermediate Bond Fund, American Beacon International Equity Fund, American Beacon Large Cap Growth Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund, American Beacon Short-Term Bond Fund, and American Beacon Small Cap Value Fund as of and for the year ended October 31, 2009 and (ii) February 26, 2010 on the financial statements and financial highlights of American Beacon Treasury Inflation Protected Securities Fund as of and for the year ended December 31, 2009 in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 88 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

/s/ Ernst & Young LLP

Dallas, Texas
May 14, 2010